Exhibit 24 POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS EACH OF BRIAN S. BENNETT, JIM BOURDEAU, MAGDALENA KAMINSKI, MATTHEW STOLOFF, AND ANY DULY APPOINTED CORPORATE SECRETARY OF CONSTELLATION BRANDS, INC. (THE “COMPANY”), SIGNING SINGLY, AND WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION, THE UNDERSIGNED'S TRUE AND LAWFUL ATTORNEY-IN-FACT TO: (1) take such actions as may be necessary or appropriate to enable the undersigned to submit and file documents, forms, and information (including any amendments thereto), with the U.S. Securities and Exchange Commission (the “SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next, and (b) preparing, executing, and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system; (2) prepare and execute any and all forms, schedules, and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the attorney-in-fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 (“Rule 144”) under the Securities Act of 1933 (the “Securities Act”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”); (3) submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 5 below; (4) file, submit, or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded; (5) act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing, and replacing account administrators, account users, technical administrators, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; (6) cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove, or replace users for the undersigned’s EDGAR account; (7) obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact; and (8) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in- fact, may be of benefit to, in the best interest of, or legally required by, the undersigned. The undersigned acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in such attorney-in- fact’s discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in such attorney-in- fact’s sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. The termination of any attorney-in-fact’s employment with the Company, however caused, shall operate as a termination of such attorney-in-fact powers and authorities hereunder, but shall not affect the powers and authorities herein granted to any other attorney-in-fact. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be effective as of April 9, 2025. /s/ Christopher J. Baldwin Christopher J. Baldwin